Exhibit 99.1

DynTek Announces Recapitalization Plan

Irvine, CA – February 21, 2006– DynTek, Inc. (OTCBB: DYTK), a leading provider of professional technology services, today announced a recapitalization plan that is expected to bring the company more favorable debt terms and up to $7 million in net working capital. The Company has signed a term sheet with B. Riley & Co., Inc. and Lloyd I. Miller, III for the prospective purchase of Senior Secured Notes in the aggregate principal amount of approximately $6.7 million and Junior Secured Convertible Notes in the aggregate principal amount of $3 million. Proceeds from the debt financing would be used to pay the outstanding principal and accrued interest under the Secured Convertible Term Note held by Laurus Master Fund, Ltd., in an aggregate amount of approximately $6.7 million and for general working capital.

The new debt financing is contingent upon secured and certain unsecured creditors of approximately $10.7 million agreeing to a negotiated settlement. The secured debt holders, which include former shareholders of Integration Technologies, Inc. (including the Company’s current chief executive officer, Casper Zublin, Jr.) and B. Riley & Co., Inc. and Mr. Miller have agreed to exchange 100% of their outstanding debt for equity under the terms of the transaction.

In addition, the Company has engaged Network 1 Financial Securities Inc. to act as placement agent for private placements of common stock solely to accredited investors in an aggregate amount of up to $4.5 million.

The conversion price for the Junior Secured Convertible Notes and outstanding debt that is to be exchanged for equity under negotiated settlements would be equal to the price paid for the Company’s common stock in the proposed private placements. Definitive terms of the restructured debt have not been determined and are subject to ongoing negotiations. The Company has not entered into any binding agreements regarding its proposed recapitalization plan and there can be no assurance that the Company will consummate its proposed recapitalization plan on favorable terms, or at all.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein. These securities have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Forward-Looking Statements

Investors are cautioned that certain statements in this release regarding the filing of a registration statement, the timing and proposed terms of the rights offering, the standby purchase arrangement and use of proceeds are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risk and, uncertainties. Such uncertainties and risks include, among others, market conditions and the price and market for the securities being offered; fulfillment of the anticipated stand-by purchase arrangement; the Company’s success in reaching target markets for services and products in a highly competitive market and the ability to maintain existing and attract future customers; the ability to finance and sustain operations, including the ability to comply with the terms of working capital facilities and/or other term indebtedness of the Company, and to extend such obligations when they become due, or to replace them with alternative financing; the ability to raise equity capital in the future; the ability to achieve profitability despite historical losses from operations; the ability to maintain business relationships with IT product vendors and the ability to procure products as necessary; the size and timing of additional significant orders and their fulfillment; the continuing desire of and available budgets for state and local governments to outsource to private contractors; the ability to successfully identify and integrate acquisitions; the retention of skilled professional staff and certain key executives; the performance of the Company’s government and commercial technology services; the continuation of general economic and business conditions that are conducive to outsourcing of IT services; the ability to maintain trading on the NASD OTC Bulletin Board or other markets in the future; and such other risks and uncertainties included in our Annual Report on Form 10-K filed on September 29, 2005, and other SEC filings. The Company has no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

Source: DynTek, Inc.